Exhibit 99.2
Dollar Tree Announces Review of Strategic
Alternatives for Family Dollar Business

CHESAPEAKE, Va.--June 5, 2024--Dollar Tree, Inc. (NASDAQ: DLTR) today announced that the Company has initiated a formal review of strategic alternatives of the Company’s Family Dollar business segment, which could include among others, a potential sale, spin off or other disposition of the business.

“Dollar Tree has been on a multi-year journey to help the Company fully achieve its potential,” said Rick Dreiling, Chairman and Chief Executive Officer, Dollar Tree, Inc. “Last year, we announced a comprehensive review of the Family Dollar portfolio, including the planned closure of approximately 970 underperforming Family Dollar stores to focus on enhanced investments in remaining Family Dollar stores that present favorable opportunities for long-term growth and transformation, with more attractive returns on capital. We are already beginning to see progress in this targeted strategy in the streamlined Family Dollar banner. At the same time, we continue to aggressively grow the Dollar Tree banner through compelling initiatives like our expanded multi-price offerings, significant planned new store openings across the United States, and accretive transactions like our recent successful bid to acquire up to 170 stores from 99 Cents Only. The unique needs of each banner at this time – transformation at Family Dollar and growth acceleration at Dollar Tree – lead us to the decision to conduct a thorough review of strategic alternatives for the Family Dollar business. Our goal is to position both the Dollar Tree and Family Dollar banners to progress further and faster, and to determine whether the exclusive attention of a dedicated team will benefit both, while creating value for Dollar Tree shareholders and other stakeholders.”

Dollar Tree has not set a deadline or definitive timetable for the completion of the strategic alternatives review process, and there can be no assurance that this process will result in any transaction or particular outcome. The Company does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or necessary.

Dollar Tree has retained J.P. Morgan Securities LLC as its financial advisor and Davis Polk & Wardwell LLP as its legal advisor to assist in this review.

About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 Company, operated 16,397 stores across 48 states and five Canadian provinces as of May 4, 2024. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “anticipate,” “appear,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “will,” “can,” “could,” “predict,” “possible,” “future,” “potential,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “opportunity,” “ambitions,” “view”, “aspire” and variations of negatives of such terms and variations thereof. Other words and terms of similar meaning or import in connection with any discussion of future plans, actions, events or operating, financial or other performance identify forward-looking statements. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 20, 2024 and other filings we make from time to time with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date the statement is made and we are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors:	Media:
Robert A. LaFleur	Kate Kirkpatrick
SVP, Investor Relations	VP, Communications
investorinfo@dollartree.com	mediainquiries@dollartree.com

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